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Eaton Vance Senior Income Trust (Name of Registrant as Specified in Its Charter)

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Investor Contact: (800) 262-1122

FOR IMMEDIATE RELEASE

Eaton Vance Senior Income Trust Announces Conditional

Tender Offers and Special Meeting of Shareholders

BOSTON, MA, May 12, 2021 — The Board of Eaton Vance Senior Income Trust (NYSE: EVF) (the “Fund”) has authorized a conditional cash tender offer for up to 60% of the Fund’s outstanding common shares at a price per share equal to 99% of the Fund’s net asset value per share (“NAV”) as of the close of regular trading on the New York Stock Exchange (“NYSE”) on the date the tender offer expires (the “Initial Tender Offer”). The Initial Tender Offer is conditioned on Fund shareholders’ approving the Fund’s new investment advisory agreement with Eaton Vance Management (“EVM”), the Fund’s investment adviser (the “New Agreement”). If the New Agreement is approved, the Fund would commence the Initial Tender Offer within 30 days following shareholder approval of the New Agreement, and the Fund would purchase common shares tendered and accepted in the Initial Tender Offer within 15 business days after the Initial Tender Offer expires. If the New Agreement is approved by shareholders, additional terms and conditions of the Initial Tender Offer would be set forth in the associated Fund offering materials and additional press releases, as applicable.

In addition to the Initial Tender Offer, the Fund is announcing today that it will conduct cash tender offers by the end of the fourth quarter of each of 2022, 2023 and 2024 (each, a “Conditional Tender Offer” and, collectively with the Initial Tender Offer, the “Tender Offers”) for up to 10% of the Fund’s then-outstanding common shares if, from January to August of the relevant year, the Fund’s shares trade at an average discount to NAV of more than 10% (based upon the Fund’s volume-weighted average market price and NAV on business days during the period). If triggered, common shares tendered and accepted in a Conditional Tender Offer would be repurchased at a price per share equal to 98% of the Fund’s NAV as of the close of regular trading on the NYSE on the date such Conditional Tender Offer expires. If a Conditional Tender Offer is triggered, the Fund will issue a press release providing notification and additional information about such Conditional Tender Offer.

The Fund also announced today that its Board has set a record date of May 14, 2021 (the “Record Date”) for determining those shareholders entitled to notice of, and the right to vote at, a special meeting of shareholders to be held on June 24, 2021 and any adjournment or postponement thereof (the “Special Meeting”). At the Special Meeting, shareholders will be asked to approve the New Agreement.

Eaton Vance Corp. was acquired by Morgan Stanley on March 1, 2021. Its Eaton Vance Management, Parametric, Atlanta Capital and Calvert investment affiliates are now part of Morgan Stanley Investment Management, the asset management division of Morgan Stanley.

About the Fund

Except pursuant to a tender offer, common shares of the Fund are available for purchase or sale only through secondary market trading at their current market price. Shares of closed-end funds often trade at a discount from their NAV. The market price of Fund shares may vary from NAV based on factors affecting the supply and demand for shares, such as Fund distribution rates relative to similar investments, investors’ expectations for future distribution changes, the clarity of the Fund’s investment strategy and future return expectations, and investors’ confidence in the underlying markets in which the Fund invests. Fund shares are subject to investment risk, including possible loss of principal invested. Shares of the Fund are not FDIC-insured and are not deposits or other obligations of, or guaranteed by, any bank. The Fund is not a complete investment program and you may lose money investing therein. An investment in the Fund may not be appropriate for all investors. Before investing, prospective investors should consider carefully a Fund’s investment objective, strategies, risks, charges and expenses.

This announcement is not a recommendation, an offer to purchase or a solicitation of an offer to sell shares of the Fund. The Fund has not commenced the Tender Offers described in this release. Each Tender Offer will be made only if the condition described above is satisfied, and only by an offer to purchase, a related letter of transmittal and other documents filed with the SEC as exhibits to a tender offer statement on Schedule TO, with all such documents available on the SEC’s website at www.sec.gov. For each Tender Offer, the Fund will also make available to shareholders without charge the offer to purchase and the letter of transmittal. Shareholders should read these documents carefully, as they would contain important information about the Tender Offer.

In connection with the Special Meeting, the Fund intends to file a definitive proxy statement with the SEC. Shareholders are advised to read the Fund’s Special Meeting proxy statement when it is available because it will contain important information. When filed with the SEC, the proxy statement and other documents filed by the Fund will be available free of charge on the SEC website, www.sec.gov. Copies of the Special Meeting proxy statement will also be mailed to each Fund shareholder of record as of the Record Date.

This press release is for informational purposes only and is not intended to, and does not, constitute an offer to purchase or sell shares of the Fund. Additional information about the Fund, including performance and portfolio characteristic information, is available at eatonvance.com.

Statements in this press release that are not historical facts may be forward-looking statements, as defined by the U.S. securities laws. You should exercise caution in interpreting and relying on forward-looking statements because they are subject to uncertainties and other factors that may be beyond the Fund’s control and could cause actual results to differ materially from those set forth in the forward-looking statements.

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